                                                                  Exhibit 21.01

                        Subsidiaries of the Registrant

                                                   Country/State of
        Name of Subsidiary                    Incorporation/Organization
        ------------------                    --------------------------
        1GlobalPlace, Inc.                          Delaware
        Domainnames.com Ltd (UK)                    United Kingdom
        EMBP 455, LLC                               California
        EMBP 685, LLC                               California
        eNIC Corporation                            Washington
        Exault, Inc.                                Delaware
        Great Domains.com, Inc.                     Delaware
        H.O. Systems, Inc.                          Delaware
        Illuminet Holdings Inc.                     Delaware
        Name Engine, Inc.                           Delaware
        Network Solutions, Inc.                     Delaware
        Thawte Holdings Pty Ltd                     South Africa
        The .TV Corporation International           Delaware
        VeriSign Brasil                             Brazil
        VeriSign Capital Management, Inc.           Delaware
        VeriSign Com Net Registry, Inc.             Delaware
        VeriSign Denmark ApS                        Denmark
        VeriSign France SARL                        France
        VeriSign Germany GmbH                       Germany
        VeriSign Hong Kong Limited                  Hong Kong
        VeriSign International Holdings, Inc.       Delaware
        VeriSign Italy S.R.L.                       Italy
        VeriSign Japan K.K.                         Japan
        VeriSign, Ltd (Canada)                      Canada
        VeriSign Norway AS                          Norway
        VeriSign Real Estate Holdings, Inc.         Nevada
        VeriSign Reinsurance Company, Ltd.          Bermuda
        VeriSign Sweden AB                          Sweden
        VeriSign Switzerland, SARL                  Switzerland
        VeriSign United Kingdom Limited             United Kingdom
        VeriSign .US Registrar, Inc.                Delaware